UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2023
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HEALTH CATALYST, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38993	45-3337483
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10897 South River Front Parkway #300
South Jordan, UT 84095
(Address of principal executive offices, including zip code)

(801) 708-6800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	HCAT	The Nasdaq Global Select Market
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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

•Chief Operating Officer and Chief Product Officer Appointment:
On March 30, 2023, Health Catalyst, Inc. (the “Company”) announced that Anne Marie Bickmore, age 60, the Company’s Chief Product Officer, will assume the role of Chief Operating Officer and Chief Product Officer of the Company, effective April 3, 2023. Ms. Bickmore has served as the Company’s Chief Product Officer since March 2021. Additionally, Ms. Bickmore has served in a variety of leadership roles in the Company’s product function since joining the Company in December 2012. Prior to joining the Company, Ms. Bickmore served as the lead Project Manager at Lantana Consulting from 2011 to 2012, as Director of Informatics at the Swedish American Hospital Rockford, IL from 2010 to 2011, and in multiple leadership roles both clinical and IT at Intermountain Healthcare from 1999 to 2011. Ms. Bickmore holds dual Bachelor’s degrees in Psychology and Nursing from the University of Utah. In connection with her appointment, the Company expects to enter into an indemnification agreement with Ms. Bickmore and expects Ms. Bickmore will participate in its Executive Severance Plan.
There are no arrangements or understandings between Ms. Bickmore and any person pursuant to which Ms. Bickmore was appointed as Chief Operating Officer. Ms. Bickmore is not party to and does not have a direct or indirect material interest in any transaction or proposed transaction in which the Company is or is to be a party for which disclosure would be required under Item 404(a) of Regulation S-K. There are no family relationships between Ms. Bickmore and any of the Company’s directors or executive officers.

•General Counsel Resignation:
On March 24, 2022, Daniel Orenstein provided notice to the Company that, effective April 30, 2023, Mr. Orenstein will step down from his position as General Counsel and Corporate Secretary of the Company to pursue other opportunities. Mr. Orenstein and the Company anticipate that Mr. Orenstein will continue to serve as a Senior Advisor, in order to enable a smooth transition of his prior responsibilities as General Counsel and Corporate Secretary. In connection with the foregoing, the Company and Mr. Orenstein anticipate entering into an independent contractor agreement. Mr. Orenstein’s transition is not the result of any disagreement or conflict with the Company.

•General Counsel Appointment:
On March 30, 2023, the Company announced that Benjamin Landry, age 41, the Company’s Assistant General Counsel, will assume the role of General Counsel and Corporate Secretary of the Company, effective May 1, 2023. Mr. Landry has served as the Company’s Assistant General Counsel since July 2019. From April 2015 to July 2019, Mr. Landry served in a variety of legal roles at athenahealth, Inc., a public healthcare company, including as Associate General Counsel, leading the corporate team that oversaw corporate governance, securities, mergers & acquisitions, strategic investments and other corporate functions. Mr. Landry began his career in private practice at Nixon Peabody LLP serving clients across a wide range of industries. Mr. Landry holds a B.A. in English from Boston College and a J.D. from Northeastern University School of Law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1#*	Form of Indemnification Agreement, between the Registrant and each of its executive officers and directors

10.2#**	Executive Severance Plan

104	Cover page Interactive Data File (embedded within the Inline XBRL document)

* Incorporated by reference to Exhibit 10.18 to the Form S-1 filed June 27, 2019.
** Incorporated by reference to Exhibit 10.16 to the Form S-1/A filed July 12, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CATALYST, INC.

Date: March 30, 2023	By:	/s/ Bryan Hunt
Bryan Hunt

Chief Financial Officer